PROSPECTUS SUPPLEMENT                           Filed Pursuant to Rule 424(b)(3)
(TO PROSPECTUS DATED AUGUST 8, 2001)                  Registration No. 333-65216


                    [LOGO OF THE FIRST AMERICAN CORPORATION]

                         THE FIRST AMERICAN CORPORATION

                          ---------------------------


                        $210,000,000 Principal Amount of
                  4.50% Senior Convertible Debentures Due 2008
                   (Interest Payable April 15 and October 15)


                          ---------------------------
                          ---------------------------




                             7,500,000 Common Shares
                             (Subject To Adjustment)


                          ---------------------------



         This document supplements the prospectus dated August 8, 2001, as supplemented by the prospectus supplement dated September 7, 2001, the prospectus supplement dated October 9, 2001, the prospectus supplement dated November 21, 2001, the prospectus supplement dated January 25, 2002, the prospectus supplement dated April 12, 2002, the prospectus supplement dated June 25, 2002 and the prospectus supplement dated August 30, 2002 relating to the senior convertible debentures and the common shares issuable upon conversion of the senior convertible debentures. This prospectus supplement is incorporated by reference into the prospectus. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Securityholders" in the prospectus dated August 8, 2001.

                          ---------------------------

             YOU SHOULD READ CAREFULLY THE "RISK FACTORS" BEGINNING
             ON PAGE 4 OF THE PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR SENIOR CONVERTIBLE DEBENTURES OR COMMON SHARES.

                          ---------------------------




--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


          The date of this prospectus supplement is December 20, 2002.

                             SELLING SECURITYHOLDERS

         The senior convertible debentures were originally purchased from First American on April 24, 2001. The initial purchasers of the senior convertible debentures have advised First American that the senior convertible debentures were resold in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers," defined in Rule 144A of the Securities Act and to buyers outside the United States in accordance with Regulation S under the Securities Act. These subsequent purchasers, or their transferees, pledgees, donees or successors, may from time to time offer and sell any or all of the senior convertible debentures and/or First American common shares issuable upon conversion of the senior convertible debentures pursuant to this prospectus.

         The selling securityholders may choose to sell senior convertible debentures and/or common shares issuable upon conversion of the senior convertible debentures from time to time. See "Plan of Distribution."

         The following table sets forth:

         o the name of each selling securityholder who has provided First American with notice as of the date of this prospectus pursuant to the registration rights agreement of its intent to sell or otherwise dispose of senior convertible debentures and/or common shares issuable upon conversion of the senior convertible debentures pursuant to the registration statement;

         o the principal amount of senior convertible debentures and the number of common shares issuable upon conversion of the senior convertible debentures which it may sell from time to time pursuant to the registration statement; and

         o the amount of outstanding senior convertible debentures and common shares beneficially owned by the selling securityholder prior to the offering (assuming no conversion of the senior convertible debentures).

         Except as indicated below, no selling securityholder, and no affiliate of a selling securityholder, has held any position or office with, been employed by or otherwise has had any material relationship with First American or First American's affiliates, during the three years prior to the date of this prospectus.

         A selling securityholder may offer all or some portion of the senior convertible debentures and common shares issuable upon conversion of the senior convertible debentures. Accordingly, no estimate can be given as to the amount or percentage of senior convertible debentures or common shares that will be held by the selling securityholders upon termination of sales pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or disposed of all or a portion of their senior convertible debentures since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.



                                                  Amount of Senior    Amount of Senior   Common
                                                     Convertible       Convertible       Shares     Common Shares
                                                   Debentures that  Debentures Owned    that may    Owned Before
          Selling Security Holder*                   may be Sold   Before the Offering   be Sold    the Offering
          -----------------------                   -------------  -------------------  ---------  --------------
AAM/Zazove Institutional Income Fund LP.........   $     800,000      $     800,000      28,571           0
Acacia Life Insurance Company...................   $     220,000      $     220,000       7,857           0
Aftra Health Fund...............................   $     285,000      $     285,000      10,178           0
AIG/National Union Fire Insurance...............   $     600,000      $     600,000      21,428           0
Alpine Associates...............................   $   4,350,000      $   4,350,000     155,357           0
Alpine Partners, L.P............................   $     650,000      $     650,000      23,214           0
American Country Insurance Company..............   $     400,000      $     400,000      14,285           0
American Fidelity Assurance Company.............   $     150,000      $     150,000       5,357           0
American Founders Life Insurance Company........   $     250,000      $     250,000       8,928           0
American Motorist Insurance Company.............   $     575,000      $     575,000      20,535           0



American Pioneer Life Insurance Co.
   of New York..................................   $      80,000      $      80,000       2,857           0
American Progressive Life and Health
   Insurance Company of New York................   $      80,000      $      80,000       2,857           0
American Public Entity Excess Pool..............   $      80,000      $      80,000       2,857           0
Amerisure Companies/Michigan Mutual
   Insurance Company............................   $     300,000      $     300,000      10,714           0
Ameritas Life Insurance Company.................   $     450,000      $     450,000      16,071           0
Amwest Surety Insurance Company.................   $     370,000      $     370,000      13,214           0
Arbitex Master Fund, L.P........................   $   6,775,000      $   6,775,000     241,964           0
Arkansas PERS...................................   $   1,275,000      $   1,275,000      45,535           0
Baltimore Life Insurance........................   $     300,000      $     300,000      10,714           0
Banc of America Securities LLC..................   $   9,820,000      $   9,820,000     350,714           0
Bankers Trust Company Trustee for
   DaimlerChrysler Corp Emp.#1
   Pension Plan Dtd 4/1/89......................   $   5,250,000      $   5,250,000     187,500           0
Bay County PERS.................................   $     175,000      $     175,000       6,250           0
BayState Health System, Inc.....................   $      15,000      $      15,000         535           0
BCS Life Insurance Company......................   $     600,000      $     600,000      21,428           0
Bear, Stearns & Co. INC.........................   $   3,000,000      $   3,000,000     107,142           0
Blue Cross Blue Shield of Florida...............   $     750,000      $     750,000      26,785           0
BN Convertible Securities Top Fund..............   $     420,000      $     420,000      15,000           0
Boilermakers Blacksmith Pension Trust ..........   $   1,725,000      $   1,725,000      61,607           0
British Virgin Island Social Security Board.....   $      54,000      $      54,000       1,928           0
Buckeye State Mutual Insurance Co...............   $      25,000      $      25,000         892           0
CALAMOS Convertible Growth and Income
   Fund - CALAMOS Investment Trust..............   $   3,000,000      $   3,000,000     107,142           0
CareFirst BlueChoice, Inc.......................   $      35,000      $      35,000       1,250           0
CareFirst of Maryland, Inc......................   $     150,000      $     150,000       5,357           0
Catholic Mutual Relief Society of America.......   $     700,000      $     700,000      25,000           0
Catholic Mutual Relief Society of America
   Retirement Plan and Trust....................   $     300,000      $     300,000      10,714           0
Catholic Relief Insurance Company
   of America...................................   $     550,000      $     550,000      19,642           0
Celina Mutual Insurance Company.................   $      20,000      $      20,000         714           0
Central States Health and Life Company
   of Omaha.....................................   $     260,000      $     260,000       9,285           0
Chicago Mutual Insurance Company................   $      70,000      $      70,000       2,500           0
Chrysler Insurance
   Company......................................   $   2,000,000      $   2,000,000      71,428           0
City of Birmingham Retirement &
   Relief System................................   $     750,000      $     750,000      26,785           0
Clinton Riverside Convertible Portfolio
   Limited......................................   $   7,025,000      $   7,025,000     250,892           0
Colgate-Palmolive Company Retirement Trust......   $     380,000      $     380,000      13,571           0
Colonial Life Insurance Company of Texas........   $      45,000      $      45,000       1,607           0
Colonial Lloyd Insurance Company................   $      15,000      $      15,000         535           0
Commonwealth Dealers--CDLIC......................  $     180,000      $     180,000       6,428           0
Concord Life Insurance Company..................   $     180,000      $     180,000       6,428           0
Condor Insurance Company........................   $     160,000      $     160,000       5,714           0
Conseco Annuity Assurance Multi-Bucket
   Annuity Convertible Bond Fund................   $   2,750,000      $   2,750,000      98,214           0
Conseco Fund Group - Convertible Securities
   Fund.........................................   $     750,000      $     750,000      26,785           0
Credit Lyonnais Securities (USA) Inc............   $   2,000,000      $   2,000,000      71,428           0
Credit Suisse First Boston Corporation..........   $   3,230,000      $   3,230,000     115,357           0



CSA Fraternal Life Insurance Company............   $     130,000      $     130,000       4,642           0
CSFB Convertible & Quantitative Strategies......   $   2,500,000      $   2,500,000      89,285           0
Cumberland Insurance Company....................   $     100,000      $     100,000       3,571           0
Cumberland Mutual Fire Insurance
   Company......................................   $     400,000      $     400,000      14,285           0
Dakota Truck Underwriters.......................   $      25,000      $      25,000         892           0
Delaware PERS...................................   $   1,725,000      $   1,725,000      61,607           0
Delta Airlines Inc. Retirement Plan.............   $   2,620,000      $   2,620,000      93,571           0
Deutsche Bank AG London.........................   $   6,525,000      $   6,525,000     233,035           0
Deutsche Bank Securities Inc....................   $   6,775,000      $   6,775,000     241,964           0
DLB High Yield Fund.............................   $      40,000      $      40,000       1,428           0
Dorinco Reinsurance Company.....................   $     800,000      $     800,000      28,571           0
Eagle Pacific Insurance Company.................   $     270,000      $     270,000       9,642           0
Educators Mutual Life Insurance Company.........   $     230,000      $     230,000       8,214           0
F.I.S.T. Convertible Securities Fund............   $   3,000,000      $   3,000,000     107,142           0
F.R. Convt. Sec. Fn.............................   $     300,000      $     300,000      10,714           0
Farmers Home Mutual Insurance Company...........   $     450,000      $     450,000      16,071           0
Farmers Mutual Protective Association
   of Texas.....................................   $     130,000      $     130,000       4,642           0
Federated Rural Electric Insurance Exchange.....   $     450,000      $     450,000      16,071           0
First Dakota Indemnity Company..................   $      15,000      $      15,000         535           0
First Mercury - Clarendon National..............   $     270,000      $     270,000       9,642           0
First Mercury Insurance Company.................   $     330,000      $     330,000      11,785           0
Founders Insurance Company......................   $      40,000      $      40,000       1,428           0
Franklin and Marshall College...................   $     220,000      $     220,000       7,857           0
FreeState Health Plan, Inc......................   $      45,000      $      45,000       1,607           0
Genessee County Employees' Retirement
   System.......................................   $     275,000      $     275,000       9,821           0
Global Bermuda Limited Partnership..............   $   1,000,000      $   1,000,000      35,714           0
Goldman Sachs and Company.......................   $     500,000      $     500,000      17,857           0
Goodville Mutual Casualty Company...............   $      50,000      $      50,000       1,785           0
Grain Dealers Mutual Insurance..................   $     170,000      $     170,000       6,071           0
Green Tree Perpetual Assurance Company..........   $     250,000      $     250,000       8,928           0
Group Hospitalization and Medical
   Services, Inc................................   $     175,000      $     175,000       6,250           0
Guarantee Trust Life Insurance Company..........   $   1,000,000      $   1,000,000      35,714           0
Guaranty Income Life Insurance Company..........   $     400,000      $     400,000      14,285           0
Gulf Investment Corporation.....................   $     350,000      $     350,000      12,500           0
Hannover Life Reassurance Company
   of America...................................   $     800,000      $     800,000      28,571           0
HealthNow New York, Inc.........................   $     100,000      $     100,000       3,571           0
HFR Master Fund LTD.............................   $     200,000      $     200,000       7,142           0
Highbridge International LLC....................   $   4,000,000      $   4,000,000     142,857           0
Holy Family Society.............................   $     100,000      $     100,000       3,571           0
ICI American Holdings Trust.....................   $     700,000      $     700,000      25,000           0
Independence Blue Cross.........................   $     235,000      $     235,000       8,392           0
Indiana Lumbermens Mutual Insurance
   Company......................................   $     450,000      $     450,000      16,071           0
Integrity Mutual Insurance Company..............   $     300,000      $     300,000      10,714           0
ISBA Mutual Insurance Company...................   $     210,000      $     210,000       7,500           0
Jackson County Employees' Retirement
   System.......................................   $     150,000      $     150,000       5,357           0
Jefferies & Co..................................   $     800,000      $     800,000      28,571           0
JMG Capital Partners, LP........................   $     500,000      $     500,000      17,857           0
Kanawha Insurance Company.......................   $   1,000,000      $   1,000,000      35,714           0
Kerr-McGee Corporation..........................   $     400,000      $     400,000      14,285           0



Lakeshore International Ltd.....................   $   2,000,000      $   2,000,000      71,428           0
Landesbank Schleswig-Holstein
   International S.A............................   $   1,000,000      $   1,000,000      35,714           0
Landmark Life Insurance Company.................   $      60,000      $      60,000       2,142           0
Lebanon Mutual Insurance Company................   $     140,000      $     140,000       5,000           0
Lehman Brothers Inc.**..........................   $  24,500,000      $  24,500,000     875,000           0
Lincoln Memorial Life Insurance Company.........   $     225,000      $     225,000       8,035           0
Lions Club International Foundation.............   $     200,000      $     200,000       7,142           0
Local Initiatives Support Corporation...........   $      60,000      $      60,000       2,142           0
Loyal Christian Benefit Association.............   $      70,000      $      70,000       2,500           0
Lutheran Brotherhood............................   $   1,000,000      $   1,000,000      35,714           0
Lyxor Master Fund...............................   $   5,000,000      $   5,000,000     178,571           0
Macomb County Employees' Retirement
   System.......................................   $     350,000      $     350,000      12,500           0
Mainstay Convertible Fund.......................   $   4,115,000      $   4,115,000     146,964           0
Mainstay VP Convertible Portfolio...............   $   1,045,000      $   1,045,000      37,321           0
Man Convertible Bond Master Fund, Ltd...........   $   3,078,000      $   3,078,000     109,928           0
Marquette Indemnity and Life Insurance
   Company......................................   $      60,000      $      60,000       2,142           0
Massachusetts Mutual Life Insurance
   Company......................................   $   1,300,000      $   1,300,000      46,428           0
MassMutual Asia Limited.........................   $      15,000      $      15,000         535           0
MassMutual Corporate Investors..................   $     220,000      $     220,000       7,857           0
MassMutual Diversified Bond Fund................   $      15,000      $      15,000         535           0
MassMutual High Yield Partners II LLC...........   $     775,000      $     775,000      27,678           0
MassMutual Participation Investors..............   $     120,000      $     120,000       4,285           0
McMahan Securities Co. L.P......................   $     500,000      $     500,000      17,857           0
Medico Life Insurance Company...................   $     800,000      $     800,000      28,571           0
MEDMARC Insurance Company.......................   $     600,000      $     600,000      21,428           0
Merrill Lynch Insurance Group...................   $     284,000      $     284,000      10,142           0
Michigan Mutual Insurance Company...............   $     850,000      $     850,000      30,357           0
Michigan Professional Insurance Exchange........   $     100,000      $     100,000       3,571           0
Mid America Life Insurance Company..............   $      60,000      $      60,000       2,142           0
Middle Cities Risk Management Trust.............   $     200,000      $     200,000       7,142           0
Midwest Security Life...........................   $     260,000      $     260,000       9,285           0
Morgan Stanley & Co.............................   $  10,000,000      $  10,000,000     357,142           0
Morgan Stanley Dean Witter Convertible
   Securities Trust.............................   $   2,000,000      $   2,000,000      71,428           0
Mutual Protective Insurance Company.............   $   1,000,000      $   1,000,000      35,714           0
Nabisco Holdings................................   $      34,000      $      34,000       1,214           0
Nashville Electric Service......................   $     125,000      $     125,000       4,464           0
National Mutual Insurance Company...............   $      30,000      $      30,000       1,071           0
NCMIC...........................................   $     500,000      $     500,000      17,857           0
New Era Life Insurance Company..................   $     270,000      $     270,000       9,642           0
New York Life Insurance and Annuity
   Corporation..................................   $   1,600,000      $   1,600,000      57,142           0
New York Life Insurance Company.................   $  10,900,000      $  10,900,000     389,285           0
New York Life Separate Account # 7..............   $     555,000      $     555,000      19,821           0
NORCAL Mutual Insurance Company.................   $     225,000      $     225,000       8,035           0
Oak Casualty Insurance Company..................   $      40,000      $      40,000       1,428           0
Ohio Bureau of Workers Compensation.............   $     149,000      $     149,000       5,321           0
Ondeo Nalco.....................................   $     200,000      $     200,000       7,142           0
Pacific Eagle Insurance Company.................   $     150,000      $     150,000       5,357           0
Penn Treaty Network America Insurance
   Company......................................   $     275,000      $     275,000       9,821           0
Phico Insurance Company.........................   $     600,000      $     600,000      21,428           0



Physicians Mutual Insurance Company.............   $     600,000      $     600,000      21,428           0
Physicians' Reciprocal Insurers Account #7......   $   1,000,000      $   1,000,000      35,714           0
Pioneer Insurance Company.......................   $      90,000      $      90,000       3,214           0
Premera Blue Cross..............................   $   1,600,000      $   1,600,000      57,142           0
R.J.R. Reynolds.................................   $     102,000      $     102,000       3,642           0
Republic Mutual Insurance Company...............   $      15,000      $      15,000         535           0
Salomon Smith Barney............................   $   1,600,000      $   1,600,000      57,142           0
Scor Life Re Convertible Program................   $     450,000      $     450,000      16,071           0
Shell Pension Trust.............................   $     217,000      $     217,000       7,750           0
Southern Farm Bureau Life Insurance.............   $     600,000      $     600,000      21,428           0
Southern Farm Bureau Life Insurance
   Company......................................   $     750,000      $     750,000      26,785           0
St. Thomas Trading, Ltd.........................   $   4,922,000      $   4,922,000     175,785           0
Standard Mutual Insurance Company...............   $     250,000      $     250,000       8,928           0
Starvest Combined Portfolio.....................   $     655,000      $     655,000      23,392           0
Starvest Managed Portfolio......................   $      60,000      $      60,000       2,142           0
State National Insurance Company................   $     100,000      $     100,000       3,571           0
State of Florida Division Treasury..............   $   1,575,000      $   1,575,000      56,250           0
State of Florida, Office of the Treasurer.......   $   3,000,000      $   3,000,000     107,142           0
State of Oregon/Equity..........................   $   6,150,000      $   6,150,000     219,642           0
State Street Bank Custodian for GE
   Pension Trust................................   $   1,655,000      $   1,655,000      59,107           0
Syngenta AG.....................................   $     325,000      $     325,000      11,607           0
Texas Builders Insurance Company................   $     130,000      $     130,000       4,642           0
Texas Hospital Insurance Exchange...............   $      25,000      $      25,000         892           0
The Cockrell Foundation.........................   $      75,000      $      75,000       2,678           0
The Grable Foundation...........................   $     135,000      $     135,000       4,821           0
The Northwestern Mutual Life Insurance
   Company......................................   $   3,750,000      $   3,750,000     133,928           0
The Northwestern Mutual Life Insurance
   Company Group Annuity Separate
   Account......................................   $     250,000      $     250,000       8,928           0
Thrivent Financial for Lutherans (formerly Aid
   Association for Lutherans)...................   $   1,000,000      $   1,000,000      35,714           0
Transguard Insurance Company of
   America, Inc.................................   $     900,000      $     900,000      32,142           0
Triton GlobalConvertible Yield Fund.............   $   1,000,000      $   1,000,000      35,714           0
Tuscarora Wayne Mutual Insurance
   Company......................................   $      90,000      $      90,000       3,214           0
UBS AG London Branch............................   $  13,000,000      $  13,000,000     464,285           0
UBS O'Connor LLC F/B/O O'Connor
   Global Convertible Portfolio.................   $     500,000      $     500,000      17,857           0
UBS O'Connor LLC F/B/O/ UBS Global
   Equity Artibrage Master LTD..................   $   3,000,000      $   3,000,000     107,142           0
United National Insurance Company...............   $     700,000      $     700,000      25,000           0
Vesta-Inex Insurance Exchange IASA..............   $     500,000      $     500,000      17,857           0
Victory Capital Management as Investment
   Manager for Health Foundation of
   Greater Cincinnati...........................   $     125,000      $     125,000       4,464           0
Victory Capital Management as Agent
   for the Charitable Convertible
   Securities Fund..............................   $     795,000      $     795,000      28,392           0
Victory Capital Management as Agent
   for the Charitable Income Fund...............   $     140,000      $     140,000       5,000           0
Victory Capital Management as Agent
   for the EB Convertible Securities Fund.......   $     820,000      $     820,000      29,285           0




Victory Capital Management as Agent
   for the Field Foundation of Illinois.........   $      45,000      $      45,000       1,607           0
Victory Capital Management as Agent
   for the GenCorp Foundation...................   $      35,000      $      35,000       1,250           0
Victory Capital Management as Agent
   for the Key Trust Convertible
   Securities Fund..............................   $     135,000      $     135,000       4,821           0
Victory Capital Management as Agent
   for the Key Trust Fixed Income Fund..........   $     205,000      $     205,000       7,321           0
Victory Capital Management as Agent
   for the Parker/Key Convertible...............   $     210,000      $     210,000       7,500           0
Victory Capital Management as Agent
   for the Union Security Life Insurance Co.....   $      60,000      $      60,000       2,142           0
Victory Capital Management as Agent
   for the Victory Convertible Securities Fdn...   $     675,000      $     675,000      24,107           0
Victory Capital Management as Agent
   for the Victory Invest Quality Bond Fund.....   $      85,000      $      85,000       3,035           0
Victory Capital Management as Investment
   Manager for Potlatch.........................   $     500,000      $     500,000      17,857           0
Victory Capital Management as Investment
   Manager for the California State Auto
   Assoc Inter-Insurance........................   $     515,000      $     515,000      18,392           0
Victory Capital Management as Investment
   Manager for the California State Auto
   Assoc Retirement Pension Plan................   $     105,000      $     105,000       3,750           0
Victory Capital Management as Investment
   Manager for the JC Penney Life
   Insurance Co.................................   $     700,000      $     700,000      25,000           0
West Virginia Fire Insurance Company............   $      10,000      $      10,000         357           0
Western Home Insurance Company..................   $     190,000      $     190,000       6,785           0
Westward Life Insurance Company.................   $     160,000      $     160,000       5,714           0
White River Securities L.L.C....................   $   3,000,000      $   3,000,000     107,142           0
Wisconsin Lawyers Mutual Insurance
   Company......................................   $     200,000      $     200,000       7,142           0
Wisconsin Mutual Insurance Company..............   $     150,000      $     150,000       5,357           0
World Insurance Company.........................   $     500,000      $     500,000      17,857           0
Zazove Convertible Securities Fund Inc..........   $   1,000,000      $   1,000,000      35,714           0
Zazove Hedged Convertible Fund L.P..............   $   1,500,000      $   1,500,000      53,571           0
Zeneca Holdings Trust...........................   $     475,000      $     475,000      16,964           0
Zurich Institutional Benchmarks Master
   Fund LTD.....................................   $   1,000,000      $   1,000,000      35,714           0


----------------------------

* This prospectus may also be used by the donees and pledgees of each named selling securityholder after the date of this prospectus.

** Lehman Brothers Inc. was an initial purchaser, and acted as lead underwriter in connection with the original sale, of the senior convertible debentures.